SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

VULCAN INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

     1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act

Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

VULCAN INTERNATIONAL CORPORATION

300 Delaware Avenue

Wilmington, Delaware  19801

Notice of Annual Meeting of Shareholders

To Be Held May 11, 2005

The Annual Meeting of Shareholders of Vulcan International Corporation will be held at 1151 E. College Street, Clarksville, Tennessee on Wednesday, May 11, 2005 at 9:00 A.M. for the following purposes:

      1.   To elect Directors.

     2.    To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has established 5:00 P.M. on March 31, 2005 as the record date for determining those shareholders who will be entitled to vote at the meeting.

Wilmington, Delaware	BY ORDER OF THE BOARD OF DIRECTORS

April 8, 2005	VERNON E. BACHMAN, SECRETARY

PLEASE READ THE PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.  YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of and at the cost of Vulcan International Corporation (the "Company").  Under the Delaware statutes, any shareholder may revoke a proxy by voting in person at the meeting or by delivering a later dated proxy or other writing revoking the proxy before it is voted at the meeting.

The Board of Directors has established as the record date for determining shareholders entitled to notice and to vote at the meeting, 5:00 P.M. March 31, 2005.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company, as of March 31, 2005 had outstanding 983,707 shares of common capital stock, each of which is entitled to one vote.  There are no other voting or equity securities outstanding.  There is set forth below information with respect to the stock ownership of any person who is known to be the beneficial owner of more than 5% of the Company's common stock and the stock ownership of management as of February 1, 2005.

HOLDERS OF 5% OR MORE

Name and Address	Amount and Nature		Percent
of Beneficial Owner	of Beneficial Ownership		of Class

(1) Deliaan A. Gettler	Directly Owned:	3,100
1 Filson Place	Indirectly Owned:	129,525
Cincinnati, OH 45202	Total Owned:	132,625	13.5%

(2) Benjamin Gettler	Directly Owned:	314,119
1 Filson Place	Indirectly Owned:	182,625
Cincinnati, OH 45202	Total Owned:	496,744	48.1%

(3) The PNC Financial Services Group, Inc.	Directly Owned:	63,716	6.5%
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222

(1)

Deliaan A. Gettler is the wife of Benjamin Gettler, Chairman of the Board and President of the Company.  The indirect shares listed for Mrs. Gettler include 124,796 shares owned by the Gettler Family Special 1997 Trust of which she is Trustee; and 4,729 shares which she owns as custodian for Benjamin R. Gettler, son of Mr. and Mrs. Gettler.  It does not include 314,119 shares directly owned by Mr. Gettler.

(2)

The shares listed as indirectly owned by Mr. Gettler include 124,796 shares which Mrs. Gettler owns as Trustee of the Gettler Family Special 1997 Trust; 4,729 shares which Mrs. Gettler owns as custodian for Benjamin R. Gettler; and 3,100 shares which Mrs. Gettler owns directly.  The indirect share ownership also includes 50,000 shares subject to option which Mr. Gettler may exercise immediately.

(3)

The PNC Financial Services Group, Inc. and two wholly owned subsidiaries hold these shares in a fiduciary capacity under numerous trust relationships, none of which relates to more than 5% of the shares, and have sole or shared voting power, and sole or shared investment power over these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTED COMPLIANCE

The rules of the Security and Exchange Commission require that Vulcan International Corporation disclose late filings of reports of stock ownership, or changes in ownership, by its directors, officers, and 10% stockholders.  Based on its review of the copies of forms it received, or written representations from reporting persons, Vulcan International Corporation believes that, during 2004, all reports required under section 16(a) of the Securities and Exchange Act for its directors, officers, and 10% stockholders were filed on a timely basis.

SECURITY OWNERSHIP OF MANAGEMENT

The total number of equity securities of the Company owned by all directors and officers of the Company as a group (6) as of February 1, 2005 is set forth below:

Amount and Nature of Beneficial Ownership		Percent of Class

Directly Owned:	329,835	31.9%
Indirectly Owned:	182,625	17.7%
Total Owned:	512,460	49.6%

The share ownership of each of the directors and nominees is set forth below under the heading Election of Directors.  The above security ownership includes the five (5) Directors and Vernon E. Bachman, Vice President and Secretary Treasurer of the Company.

ELECTION OF DIRECTORS

The shares represented by the proxies will be voted for the election of the five (5) nominees listed below, each of whom is presently a Director.  If any such nominee shall be unable to serve (which is not now contemplated) discretionary authority may be exercised to vote for a substitute.  The terms of all of the present Directors expire upon the election of their successors in 2005.  The following information is given with respect to the five (5) nominees based upon the records of the Company and information furnished by each nominee as of February 1, 2005.

NOMINEES

			Number of
		First	Shares Owned
		Became	Directly or	Percent
Name and Principal Occupation	Age	Director In	Indirectly (1)	Owned

Leonard Aconsky	74	1993	6,300	(2)

 Consultant to and director of Acotech

 Services, a consulting firm on building

 life safety systems; retired in 1993 as

 Vice-President and World-Wide

 Technical Coordinator, Witco a

 manufacturer of specialty chemical

 products; Director, Vulcan Corporation,

 operating subsidiary of Company

Edward B. Kerin	66	2001	500	(2)

 1998-2001 - Director of Chemprene, Inc.,

 a manufacturer of chemical rubber

 products, consultant 1994-98 Chief

 Executive Officer, President and

 Chairman of the Board of Chemprene,

 Inc., a manufacturer of chemical rubber

 products;

 1981-1994 corporate Vice President,

 Witco Chemical Corporation, Director

 Vulcan Corporation, operating subsidiary

 of Company

Benjamin Gettler (3)	79	1960	496,744	48.1%
Chairman of the Board, President Vulcan International Corporation and its operating subsidiary company, Vulcan Corporation

Thomas D. Gettler, Esq. (4)	46	1992	8,806	(2)
Attorney

Warren C. Falberg	66	2003	0	0

 Chief Executive Officer, Visiting Nurse

 Association 1999 - Chief Executive

 Officer, The Jewish Hospital, Health

 Alliance of Cincinnati 1996-1999 Chief

 Executive Officer, The Jewish Hospital

 of Cincinnati 1976-1996

(1)

(2)

This report of share ownership is pursuant to Securities & Exchange Commission regulations and, therefore, includes shares of close family members residing in nominees households for which shares Directors disclaim beneficial ownership.

(3)

Ownership is less than 1%.

(4)

The number of shares shown includes shares owned directly and indirectly by Deliaan A. Gettler, his wife.  The indirect ownership also includes 50,000 shares subject to option which Mr. Gettler may exercise immediately.

(5)

Thomas D. Gettler is the son of Benjamin Gettler.

CODES OF ETHICS

The Company has adopted a Code of Business Ethics applicable to all directors, officers, and employees of the Company together with an additional Code of Ethics for the C.E.O. and the Chief Financial Officer of the Company.  Both of those Codes are available on the Company website at www.vulcorp.com.

EXECUTIVE COMPENSATION

The following table shows the compensation and stock option awards for the last three fiscal years, and other annual compensation and all other compensation, to the Chief Executive Officer who was the only executive officer whose compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation

				Other Annual	Options/	All Other
Name and				Compensation	SARS	Compensation
Principal Position	Year	Salary	Bonus	($)	(#)	(1)

Benjamin Gettler	2004	$275,000	(2)	0	0	$8,000
Chairman of the	2003	$275,000	(2)	0	0	$8,000
Board and President	2002	$275,000	(2)	0	0	$8,000

(1)

Director Fees.

(2)

Mr. Gettler was given 2,000 shares of the Company in lieu of a cash bonus in 2002, 2003 and 2004.  On the dates of the payments, those shares had a market value respectively of $81,000, $68,600 and $87,520.

STOCK OPTION PLAN

The Vulcan International Corporation Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Company in 1991.  The purpose of the Plan is to provide additional incentives in order that the Company may retain key personnel.  The Plan provides for the granting of options to purchase totaling not more than 300,000 shares of common stock from the Company's treasury shares of which 77,000 have not previously been granted.  The Plan is administered by a Stock Option Committee consisting of not less than three (3) Directors of the Corporation who are not eligible to receive options under the Plan.  During the year 2004, the Committee consisted of Directors Leonard Aconsky, Edward B. Kerin, and Thomas D. Gettler.  The Committee determines the key employees to whom the options are granted, the term of the option and the number of shares of each grant subject to the option.  The option price is such price as may be determined by the Option Committee.

Each option continues for the period determined by the Committee, which shall be not less than one (1) year or more than seven (7) years from the date of its grant.  The Plan provides that each key employee to whom an option is granted shall as a condition of his right to exercise such option, agree to remain in the continuous employment of the Company for a period of at least two years from the date of exercise of the option, unless he is prevented from doing so by death or disability.  Under the Plan, the Company has the option to repurchase shares from an optionee who terminates employment prior to the expiration of the two-year period.  Mr. Benjamin Gettler has been granted an option for 50,000 shares at an exercise price of $33.20 per share with an expiration date of November 6, 2008.  The value of options outstanding at December 31, 2004 is $697,500.

OPTION GRANTS IN LAST FISCAL YEAR

None

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

None

PENSIONS

Under the terms of the Company's retirement Plan for salaried employees, salaried personnel are entitled to retire at age 65 with benefits computed on the basis of salary and length of service.  The maximum length of service which can be taken into account is 30 years.  The method of computing benefits under the retirement plan is:  the number of years of employment multiplied by the sum of 1.0% of average monthly salary and .65% of such salary in excess of Social Security covered compensation (all based on the highest 60 consecutive monthly salaries).  The aggregate contribution made for the 2003-2004 Plan year was $-0-.  For purposes of the Plan, annual compensation means a participant's W-2 earnings for federal income tax purposes, excluding commissions and taxable fringe benefits.  Mr. Gettler has reached normal retirement age and has more than 30 years of service.  Mr. Gettler currently receives $148,586 per year from the Plan based upon his selection of a joint and 100% survivor benefit.

PERFORMANCE GRAPH

The following graph compares the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in the Common Stock of the Company, in the American Stock Exchange ("AMEX") Market Value Index, and in the Peer Group Index during the period from December 31, 1999 through December 31, 2004.

(Graph submitted to SEC on Form SE on paper)

	Value of Investment at December 31,
	1999	2000	2001	2002	2003	2004

Vulcan International Corporation	100.00	112.18	133.53	118.82	148.92	161.21
Selected Stock List	100.00	95.05	98.21	38.31	48.89	74.49
AMEX Market Index	100.00	98.77	94.22	90.46	123.12	140.99

Source: Coredata Inc. 2108 Laburnum Avenue, Richmond, VA 23227, Phone: 800-775-8118, Fax: 804-358-1857

ASSUMES $100 INVESTED ON JANUARY 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 2004

COMPANIES COMPRISING THE PEER GROUP

The peer group used in constructing the graph in the Proxy Statement showing the yearly percentage change in cumulative total return has been consistently used since 1993.  It includes representative suppliers to the shoe industry.  Since the Company has reduced its reliance on the shoe industry and is now manufacturing foam products, the Company has since 1998 included in its peer group the Rogers Corp., which is a corporation listed on the American Stock Exchange and which is in the business of processing and selling foam products. The companies in the peer group are:

Goodyear Tire & Rubber Co.

Jaclyn Inc.

Katy Ind.

Lydall Inc.

Rogers Corp.

DIRECTORS' MEETINGS, COMMITTEE INFORMATION,

FEES AND OTHER DIRECTOR TRANSACTIONS

There were six (6) meetings of the Board of Directors in 2004.  All Directors attended at least 75% of the total number of Directors' meetings held during their tenure and all Directors attended at least 75% of Committee meetings held by committees on which they served during their tenure.

The Board of Directors currently has two standing committees, namely, an Audit and Compensation Committee and a Stock Option Committee.  The Stock Option Committee is discussed above under the heading "Stock Option Plan."  That Committee had one meeting in 2004.

The Audit and Compensation Committee is comprised of independent, non-employee directors, namely, Messrs. Leonard Aconsky, Warren C. Falberg and Edward B. Kerin.  Each member of the Audit Committee qualifies as an Audit Committee Financial expert and is financially literate as that term is defined by the SEC.  That committee had two meetings during the last fiscal year.  The Audit and Compensation Committee is responsible for overseeing the Company's accounting functions and controls.  The Committee has adopted a Charter to set forth all of its specific responsibilities.  As required by the Charter:

• The Committee has reviewed and discussed the audited financial statements with management;

• The Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61 relating to conduct of the audit;

• The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant's independence, and

• Based on the review and discussions with management and the representative of its independent auditors, the committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

• The Committee has reviewed and assessed the adequacy of the Charter.

• A copy of the Audit and Compensation Committee Charter is included as an appendix to this proxy statement.

The Committee also reviews and recommends the salary and bonus of the Company's chief executive officer.

The Company pays each of its Directors $8,000 per year as a director fee.  The members of the Audit and Compensation Committee are paid $300 per meeting attended.

There is in effect a Resolution of the Board of Directors pursuant to which any Director of the Company or any of the subsidiary companies may purchase up to 25,000 treasury shares of company stock at the closing bid on the American Stock Exchange on the date of the exercise of such election to purchase.  In the calendar year 2004, there were no shares purchased from the Company pursuant to this Resolution.

In 2004, the Company paid Thomas D. Gettler, Director, $187,800 in legal fees primarily for defending litigation against the Company.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2004 by the Company's principal accounting firm, J.D. Cloud & Co. L.L.P.

	2004	2003

Audit fees	$121,372	104,690
Consisting of fees to audit the company's financial statement; review Form 10K; review Form's 10Q and review and assist with Forms 8K

Audit related fees	-	-

Tax fees	67,437	38,000

  Consist of preparation of the income tax returns and

  consultation on various tax matters; in 2004 also

  includes consultations regarding the personal holding

  company tax, the sale of the bowling pin business

  and Joint Venture and other related matters

All other fees	-	4,014
Consist of fees in connection with resolving various hardware and software issues in 2003

Total	$188,809	146,704

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the Independent Registered Public Accounting Firm for the Company.  The Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place.  The Audit Committee approved 100% of the audit and permitted non-audit services performed by J.D. Cloud & Co. L.L.P.  The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by J.D. Cloud & Co. L.L.P. to the Company is compatible with maintaining J.D. Cloud & Co. L.L.P.'s independence.

AUDIT AND COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

Committee's Compensation Policy

It is the policy of the Audit and Compensation Committee that the Company's Executive Officers should be compensated in accordance with the responsibilities of their position and their performance in office.  Included among the factors considered by the Compensation Committee in carrying out such compensation policies are the historical compensation paid officers of this Company and the compensation paid to executives in similar positions in other companies as well as performance in the fiscal year in question compared to prior fiscal years.

In carrying out the foregoing policies, the Committee also considered the facts set forth below in determining the annual compensation of the Chief Executive Officer, Chairman of the Board and President of the Company for 2005.  Those positions are filled by a single individual, Mr. Benjamin Gettler.

In 2004, in addition to his regular duties, Mr. Gettler led the Company through the dissolution of its Joint Venture with Brunswick Bowling & Billiards Corporation and the sale of its bowling pin assets, resulting in a profit of $2,173,052 (pre-tax).

Mr. Gettler has not requested an increase in his salary.  Accordingly, the Committee has determined that for the Year 2005, Mr. Gettler's salary remain at $275,000 (which is unchanged since 1997); in the past two years, the Committee has awarded 2,000 shares of Vulcan stock each year as a bonus.  The Committee has determined that the bonus for 2004 should be 2,000 shares of stock.

Audit and Compensation Committee, November 18, 2004

Leonard Aconsky    Warren C. Falberg    Edward B. Kerin

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The principal Independent Registered Public Accounting Firm of the Company is J. D. Cloud & Co. L.L.P., certified public accountants.  That firm has acted as the principal auditor of the Company since 1956.  At the meeting of the Board of Directors following the May, 2004 meeting, the Board again selected that firm to continue to serve as the Company's principal Independent Registered Public Accounting Firm.  The audit committee has engaged J.D. Cloud & Co. L.L.P. to review the 2005 quarterly reports on Form 10-Q and is expected to select that firm for the annual audit and its financial statements.  Management is not aware of any intended change of principal independent public accountants.  Representatives of J.D. Cloud & Co. L.L.P. are not expected to attend the Annual Meeting.

PROPOSALS OF SECURITY HOLDERS

No shareholder proposals will be considered at this year's annual meeting.

In the event that any security holder intends to present a proposal at the 2006 annual meeting of the Company and such security holder desires that the proposal be included in the Company's proxy statement and form of proxy relating to that meeting, such proposal must be received by the Company by no later than 4:30 P.M. December 1, 2005.

GENERAL

The Company, as of March 31, 2005 had outstanding 983,707 shares of capital stock, each of which is entitled to one vote.  The record date for determining shareholders entitled to notice and to vote at the meeting is 5:00 P.M. March 31, 2005.

The management knows of no other business to be brought before the meeting for action by the shareholders.  If any other matters properly come before the meeting, the proxies in the enclosed form, unless otherwise specified, will be voted on such matters in accordance with the judgment of the Proxy Committee.

/s/BENJAMIN GETTLER
Chairman of the Board and President

APPENDIX

AUDIT COMMITTEE CHARTER

The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Vulcan International Corporation ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board.  The members of the Committee will meet the independence and experience requirements of the American Stock Exchange (AMEX).  The members of the Committee will be elected annually at the organizational meeting of the full Board held in May and will be listed in the annual report to shareholders.

RESPONSIBILITY

The Committee is a part of the Board.  Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process.  The Committee should have clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee.  The Committee will make regular reports to the Board concerning its activities.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company.  All employees will be directed to cooperate with respect thereto as requested by member of the Committee.

MEETINGS

The Committee is to meet as many times as the Committee deems necessary to carry out its duties as set forth herein.  The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal auditor as it deems appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings.  As necessary or desirable, the accountants and internal auditor will be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1.

Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.  This should be done in compliance with applicable AMEX Audit Committee Requirements.

2.

Review with the Company's management, internal audit and independent accountants the Company’s accounting and financial reporting controls.

3.

Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements.

4.

Review the scope and general extent of the independent accountant's annual audit.  The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors.  The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

5.

Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6.

Have a predetermined arrangement with the independent accountants that they will advise the Committee of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filling Forms 10-Q.

7.

At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

-

The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

-

Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

-

Significant changes to the audit plant, if any, and any serious disputes or difficulties with management encountered during the audit.

-

Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) No. 61 as amended by SAS No. 90 relating to the conduct of the audit.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

8.

After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement.

9.

Discuss with the independent accountants the quality of the Company's financial and accounting personnel.  Also, elicit the comments of the management regarding the responsiveness of the independent accountants to the Company's needs.

10.

Meet with management, internal auditor and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, in any, particularly those characterized as 'material' or 'serious'.

11.

Recommend to the Board the selection, retention or termination of the Company's independent accountants.

Proxy - Vulcan International Corporation

The undersigned hereby appoints Leonard Aconsky, Warren C. Falberg and Thomas D. Gettler or any of them with full power of substitution, as the proxies of the undersigned to vote at the Annual Meeting of Shareholders of Vulcan International Corporation to be held at 1151 College Street, Clarksville, Tennessee on Wednesday, May 11, 2005 at 9 a.m. and at any adjournment thereof, all the shares of stock of the Company the undersigned would be entitled to vote if personally present, hereby granting to each of them full power and authority to act for and in the name of the undersigned at said meeting and adjournments upon the matters listed on the reverse side.

THIS PROXY, SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AS INSTRUCTED.  UNLESS OTHERWISE INDICATED THIS PROXY WILL BE PRESUMED TO BE GRANTS.

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card
	Grants	Withholds
A - Election of Directors
The election of Directors and nominees listed in the Proxy Statement except as marked to the contrary below.

Leonard Aconsky, Warren C. Falberg, Benjamin Gettler, Thomas D. Gettler, and Edward B. Kerin

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, draw a line through that nominee's name.)

Please mark your votes as indicated in this example	X

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AS INSTRUCTED. UNLESS OTHERWISE INDICATED THIS PROXY WILL BE PRESUMED TO BE GRANTS.

B - Authorized Signatures - Sign Here - This Section must be completed for your instructions to be executed.
When signing in any other capacity than as an individual, please so indicate.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)